LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

LEHMAN ABS CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of February 1, 2005

Lehman ABS Corporation Home Equity Loan Trust 2005-1

Home Equity Loan Asset-Backed Notes, Series 2005-1

SCHEDULE A	Transferred Mortgage Loan Schedule
SCHEDULE B	[Reserved]
SCHEDULE C	Representations and Warranties of Seller made with respect to the GreenPoint Mortgage Loans
EXHIBIT A	Certain Defined Terms
EXHIBIT B	Form of Transfer Supplement

This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of February 1, 2005 (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Lehman ABS Corporation, as purchaser (the “Depositor”).

All capitalized terms not defined herein or in Exhibit A attached hereto shall have the same meanings assigned to such terms in that certain transfer and servicing agreement (the “Transfer and Servicing Agreement”) dated as of February 1, 2005, among Lehman ABS Corporation Home Equity Loan Trust 2005-1, (the “Issuer” or the “Trust”), the Depositor, Aurora Loan Services LLC, as master servicer (the “Master Servicer”) and LaSalle Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and as administrator (in such capacity, the “Administrator”).

W I T N E S S E T H:

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”), pursuant to the Flow Mortgage Loan Purchase, Sale & Servicing Agreement by and between the Bank and GreenPoint Mortgage Funding, Inc. (the “Transferor”) dated as of February 3, 2004 (the “Transfer Agreement”), has purchased or received from the Transferor certain home equity line of credit mortgage loans, each identified on the Mortgage Loan Schedule (as defined herein) attached hereto as Schedule A (the “Mortgage Loans”);

WHEREAS, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of February 1, 2005, between the Bank, as assignor, and LBH, as assignee, the Bank has assigned all of its right, title and interest in and to the Transfer Agreement and Mortgage Loans to LBH and LBH has accepted the rights and benefits of, and assumed the obligations of the Bank under, the Transfer Agreement;

WHEREAS, LBH is a party to the Reconstituted Servicing Agreement, dated as of February 1, 2005, among LBH, as seller, GreenPoint Mortgage Funding, Inc., as servicer (the “Servicer”), and the Master Servicer (the “Servicing Agreement”) pursuant to which the Mortgage Loans are to be serviced by the Servicer;

WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Mortgage Loans to the Depositor (including the right to purchase all Additional Balances resulting from Draws made pursuant to the related Credit Line Agreement prior to the termination of the Issuer; provided, however, that the Depositor does not assume any obligation under any Credit Line Agreement to fund any such future Draws, and the Depositor will not be obligated or permitted to fund any such future Draws), assign all of its rights and interest under the Transfer Agreement and the Servicing Agreement, and delegate all of its obligations thereunder, to the Depositor;

WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Mortgage Loans on the Closing Date to the Trust pursuant to a trust agreement dated as of February 1, 2005, among the Depositor, Wilmington Trust Company, as owner trustee and Administrator (the “Trust Agreement”) and assign all of its rights and delegate all of its obligations hereunder to the Issuer, which will in turn pledge such Mortgage Loans and such rights and obligations to the Indenture Trustee, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Issuer, as assignee, whichever is the owner of the Mortgage Loans from time to time, subject to the lien of the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF MORTGAGE LOANS

Section 1.01  Sale of Mortgage Loans.

(a)

Sale of Mortgage Loans.  Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Mortgage Loans (including all Additional Balances resulting from Draws made pursuant to the related Credit Line Agreement prior to the termination of the Issuer; provided, however, that the Depositor does not assume any obligation under any Credit Line Agreement to fund any such future Draws, and the Depositor will not be obligated or permitted to fund any such future Draws), having an aggregate Principal Balance as of the Cut-off Date of $268,634,084.59.  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under the Transfer Agreement and the Servicing Agreement and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Mortgage Loans.  The Seller and the Depositor further agree that this Agreement incorporates the terms and conditions of any assignment and assumption agreement or other assignment document required to be entered into under the Transfer Agreement (any such document, an “Assignment Agreement”) and that this Agreement constitutes an Assignment Agreement under the Transfer Agreement, and the Depositor hereby assumes the obligations of the assignee under any such Assignment Agreement.  Concurrently with the execution hereof, the Depositor tenders the purchase price of $268,634,084.59.  The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under the Transfer Agreement and the Servicing Agreement, other than any servicing rights thereunder, as if the Depositor had been a party to each such agreement.

(b)

Schedules of Mortgage Loans.  The Depositor and the Seller have agreed upon which of the Mortgage Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the “Mortgage Loan Schedule”).  The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Transfer and Servicing Agreement.  The Mortgage Loans have been assigned by the Bank to the Seller pursuant to the Assignment and Assumption Agreement.

Section 1.02  Delivery of Documents.

(a)

In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each, a “Mortgage File”) so transferred and assigned, as specified in the Transfer Agreement or Servicing Agreement.

(b)

For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the related Mortgage Files, shall deliver to the Depositor, the Issuer, the Indenture Trustee and the Insurer an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

Section 1.03  View of Documentation.

The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by U.S. Bank National Association (the “Custodian”), for the Depositor.  The Custodian is required to review, within 45 days following the Closing Date, each applicable Mortgage File.  If in the course of such review the Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of the Indenture Trustee or the Insurer from the Issuer), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Issuer under Section 2.02(c) of the Transfer and Servicing Agreement.

Section 1.04

Representations and Warranties of the Seller.

(a)

The Seller hereby represents and warrants to the Depositor and the Insurer that as of the Closing Date:

(i)

the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

(ii)

the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

(iii)

the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

(b)

The representations and warranties of the Transferor with respect to the Mortgage Loans in the Transfer Agreement were made as of the date of the Transfer Agreement.  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement, the sole right or remedy of the Depositor with respect to a breach by the Seller of such representation and warranty (except in the case of a breach by the Seller of the representations made by it pursuant to Section 1.04(b)(i)), shall be the right to enforce the obligations of the Transferor under any applicable representation or warranty made by it.  The representations made by the Seller pursuant to Section 1.04(b)(i) shall be direct obligations of the Seller.  The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) (except in the case of  those representations and warranties made pursuant to Section 1.04(b)(i)) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the Transferor in the Transfer Agreement.  The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except in the case of those representations and warranties made by it pursuant to Section 1.04(b)(i)) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreement, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty; provided, however, that if the Transferor fulfills its obligations under the provisions of the Transfer Agreement by substituting for the affected Mortgage Loan a mortgage loan which is not a Qualifying Substitute Mortgage Loan, the Seller shall, in exchange for such substitute mortgage loan, provide the Depositor (a) with the applicable Purchase Price for the affected Mortgage Loan or (b) within the two-year period following the Closing Date with a Qualified Substitute Mortgage Loan for such affected Mortgage Loan.

(i)

Subject to the foregoing, the Seller represents and warrants to the Depositor, the Issuer, the Indenture Trustee and the Insurer upon delivery of the Mortgage Loans to the Depositor hereunder, as to each Mortgage Loan, that:

(A)  No Mortgage Loan was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15.U.S.C. § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law;

(B)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(C) No Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no Mortgage Loan originated on or after November 27, 2003 is a "High-Cost Home Loan" subject to the New Jersey Home Ownership Security Act of 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a "High-Cost Home Loan" subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(D)  Immediately prior to the transfer by the Seller to the Depositor of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Transferor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature; and

(E)  As of the Closing Date, the Seller has transferred all of its right, title and interest in the Mortgage Loans to the Depositor;

(ii)

[Reserved].

(iii)

Subject to the foregoing, the Seller makes the representations and warranties specified on Schedule C to the Depositor, the Issuer, the Indenture Trustee and the Insurer only with respect to each Mortgage Loan that was originated by Greenpoint (each, a “Greenpoint Mortgage Loan”) as of the Closing Date.  With respect to Schedule C only, all references to “Revolving Credit Loans” shall be deemed to be references to the Greenpoint Mortgage Loans. Additionally, all defined terms in Schedule C, other than “Revolving Credit Loans” shall have the meanings assigned to them in the Transfer Agreement.

(c) With respect to any of the foregoing representations and warranties made in Section 1.04(b)(i), a breach of any such representations or warranties shall be deemed to materially and adversely affect the value of the affected Mortgage Loan and the interests of Securityholders and the Insurer therein, irrespective of the Seller’s knowledge of such breach.

It is understood and agreed that the representations and warranties set forth in Sections 1.04(b) herein shall survive the Closing Date.  Upon discovery by either the Seller, the Depositor, the Indenture Trustee or the Insurer of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan or the interest of the Securityholders or the Insurer in such Mortgage Loan and that does not also constitute a breach of a representation or warranty of the Transferor in the Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party; provided, however, that notwithstanding anything to the contrary herein, this paragraph shall be specifically applicable to a breach by the Seller of the representations made pursuant to Section 1.04(b)(i)(A) through (E) irrespective of the Transferor’s breach of a comparable representation or warranty made in the Transfer Agreement.  Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two-year period following the Closing Date substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 1.05  Grant Clause.

It is intended that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if any such conveyance is deemed to be in respect of a loan, it is intended that:  (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in Section 1.01(a) in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

Section 1.06  Assignment by Depositor.

Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Issuer and the Issuer shall assign its interest under this Agreement to the Indenture Trustee on behalf of the Noteholders and the Insurer, and the Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement.  All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Indenture Trustee.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.01.

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.02.

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.03.

Amendment.

(a)

This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Indenture Trustee and the Insurer but without notice to or the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Issuer, the Transfer and Servicing Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.  No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Securityholder.  Any such amendment shall be deemed not to adversely affect in any material respect any Securityholder if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Securities without taking into account the Policy, if any (and any Opinion of Counsel requested by the Indenture Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b)

This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Indenture Trustee, the Insurer and the Securityholders of not less than 66-2/3% of the Note Principal Amount of the Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Securityholder of such Security or (ii) reduce the aforesaid percentages of Note Principal Amount of the Notes, the Securityholders of which are required to consent to any such amendment without the consent of the Securityholders of 100% of the Note Principal Amount of the Notes affected thereby.  For purposes of this paragraph, references to “Securityholder” or “Securityholders” shall be deemed to include, in the case of any Class of Book-Entry Notes, the related Note Owners.

(c)

It shall not be necessary for the consent of Securityholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 2.04.

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.05.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 2.06.

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Indenture Trustee.

Section 2.07.

Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08.

Benefits of Agreement.

The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Indenture Trustee and the Insurer enjoy the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Indenture Trustee and the Securityholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

Section 2.09.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

 as Seller

By:    /s/Joseph J. Kelly

Name:  Joseph J. Kelly

Title:    Authorized Signatory

LEHMAN ABS CORPORATION,

 as Purchaser

By:      /s/Daniel E. Israeli

Name:  Daniel E. Israeli

Title:    Vice President

SCHEDULE A

TRANSFERRED MORTGAGE LOANS

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled
“LABS 2005-1 Mortgage Loan Schedules” at McKee Nelson LLP.]

SCHEDULE B

[RESERVED]

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE SELLER MADE WITH RESPECT TO THE GREENPOINT MORTGAGE LOANS

(a)

Revolving Credit Loan Schedule Complete True and Correct.  Such Revolving Credit Loan complies with the terms and conditions set forth in the Transfer Agreement, and all of the information set forth with respect thereto on the Revolving Credit Loan Schedule is complete, true and correct;

(b)

Complete Mortgage Files.  The instruments and documents specified in Section 2.02 of the Transfer Agreement with respect to such Revolving Credit Loan have been delivered to the Purchaser in compliance with the requirements of Article II of the Transfer Agreement.  The Seller is in possession of a Mortgage File respecting such Revolving Credit Loan, except for such documents as have been previously delivered to the Purchaser and all documents required hereunder to be delivered to Purchaser after the Purchase Date will be so delivered by Seller within the time specified herein for such delivery;

(c)

Owner of Record.  The Mortgage relating to such Revolving Credit Loan has been duly recorded or transmitted for recording in the appropriate recording office, and the Seller or Servicer is the owner of record of such Revolving Credit Loan and the indebtedness evidenced by the related Mortgage Note;

(d)

Payments Current.  All payments required to be made up to and including the Purchase Date for such Revolving Credit Loan under the terms of the Mortgage Note have been made, such that such Revolving Credit Loan is not delinquent on the Purchase Date. There has been no delinquency of 30 or more days, exclusive of any period of grace, in any payment by the Mortgagor during the 12 months preceding the Purchase Date;

(e)

Consent of Senior Lienholder. With respect to each Revolving Credit Loan that is not a first mortgage lien, either (i) no consent for the Revolving Credit Loan is required by the holder of the Senior Lien or (ii) such consent has been obtained and has been delivered to the Purchaser;

(f)

CLTV. The CLTV does not exceed 100% and any Senior Lien encumbering the related Mortgaged Property does not have a mandatory future advance provision, and if any Senior Lien has a negative amortization feature, the CLTV was determined using the maximum loan amount of such Senior Lien;

(g)

No Outstanding Charges.  There are no delinquent taxes, and all taxes, ground rents, water charges, sewer charges, municipal charges, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Revolving Credit Loan, which previously became due and owing in respect of the related Mortgaged Property have been paid.  Neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Revolving Credit Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Revolving Credit Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(h)

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Revolving Credit Loan have not been impaired, waived, altered or modified in any material respect, except as in accordance with written instruments which are a part of the Legal Documents delivered and which impairment, waiver alteration or modification has been approved by the insurer under any applicable mortgage insurance policy and title insurance policy and is specifically set forth in the related Revolving Credit Loan Schedule;

(i)

No Defenses.  The Mortgage Note and the Mortgage related to such Revolving Credit Loan are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage Note or Mortgage unenforceable, in whole or in part, or subject such Mortgage Note or Mortgage to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Revolving Credit Loan was originated;

(j)

Hazard Insurance.  As of the date of origination of each Revolving Credit Loan, all buildings upon the Mortgaged Property related to such Revolving Credit Loan were insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards or extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located.  All such hazard insurance policies contained a standard mortgagee clause naming Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefore from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided that the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Neither the Seller nor the Servicer has engaged in, and has no knowledge of the Mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller or Servicer;

(k)

Compliance With Applicable Laws.  All requirements of any federal, state or local laws, regulations and other requirements, consumer privacy, data security confidentiality (including without limitation usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to such Revolving Credit Loan have at all times been complied with in all respects.  Each Revolving Credit Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and the Servicer shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser on the Purchase Date, evidence of compliance with all such requirements;

(l)

No Satisfaction of Mortgage.  The Mortgage related to such Revolving Credit Loan has not been satisfied, canceled, in whole or in part, or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  Neither Seller nor Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Revolving Credit Loan to be in default, nor has the Seller or Servicer waived any default resulting from any action or inaction by the Mortgagor;

(m)

Valid Lien.  The Mortgage related to such Revolving Credit Loan is a valid, subsisting and enforceable perfected first or second lien in the priority specified on the Revolving Credit Loan Schedule on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are (i) acceptable to mortgage lending institutions generally, (ii) specifically referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, (c) Senior Liens, and (d) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property;

(n)

Validity of Documents.  The Mortgage Note and the Mortgage related to such Revolving Credit Loan and all other agreements executed in connection with the Revolving Credit Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law), none of which will materially interfere with the ultimate realization by the Purchaser of the benefits provided by the security of the Mortgage. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Revolving Credit Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(o)

Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Revolving Credit Loan had legal capacity to enter into such Revolving Credit Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

(p)

Full Disbursement of Proceeds.  Such Revolving Credit Loan has closed and the proceeds of any Credit Line Advances under the Mortgage Note made prior to the Purchase Date have been fully disbursed prior to the Purchase Date, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Revolving Credit Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(q)

Ownership.  The Mortgage Note and the Mortgage related to such Revolving Credit Loan have not been assigned, pledged or otherwise transferred by the Seller, in whole or in part, and the Seller has, and is transferring to Purchaser, good and marketable title thereto, and the Seller is the sole owner thereof and has full right and authority to transfer and sell such Revolving Credit Loan, and is transferring such Revolving Credit Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, participation interests, rights of first refusal or similar rights, charge, claim or security interest;

(r)

Originator and Subsequent Mortgagee Authorized.  All parties that have had any interest in such Revolving Credit Loan, whether as originator, mortgagee, subsequent mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations, federal savings banks, or national banks having principal offices in such state, or (D) not doing business in such state;

(s)

Title Insurance. (i)(a) Such Revolving Credit Loan is covered by an ALTA lender’s title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (m)(a) and (b) above) the Seller or Servicer, its successors and assigns as to the lien priority specified on the Revolving Credit Loan Schedule with respect to the related Mortgage in the original principal amount of such Revolving Credit Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.  Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Seller warrants that there is ingress and egress to and from the Mortgaged Property and the lender’s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or Servicer is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act.  No claims have been made under such lender’s title insurance policy, neither the Seller, the Servicer, nor any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy and (b) the mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Revolving Credit Loan meets all requirements of FNMA and FHLMC;

(t)

No Defaults. (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Revolving Credit Loan; (b) there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Revolving Credit Loan is (1) not in default under any other Revolving Credit Loan or (2) the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Revolving Credit Loan; and (e) in no event has the Seller or Servicer waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Revolving Credit Loan;

(u)

No Mechanics’ Liens.  There are no mechanics’ or similar liens, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(v)

Location of Improvements; No Encroachments.  As of the date of origination of such Revolving Credit Loan, all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property.  No improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(w)

Origination; Payment Terms.  If the Revolving Credit Loan is an ARM Loan, the Note Rate is adjusted based on the Index set forth on the related Revolving Credit Loan Schedule. The related Mortgage Note is payable in accordance with the payment terms described on the related Revolving Credit Loan Schedule.  Each Revolving Credit Loan provides for an initial draw period which is the ten-year period commencing on the date of the related Credit Line Agreement.  The Note Rate on each Revolving Credit Loan is (a) with respect to Fixed Rate Loan, the fixed rate set forth in the Mortgage Note or (b) with respect to ARM Loans, adjusts periodically in accordance with the Credit Line Agreement to equal the sum of the Index and the related Gross Margin subject to period and lifetime rate caps.  With respect to ARM Loans, on each Adjustment Date the servicer has made interest rate adjustments on the Revolving Credit Loan which are in compliance with the related Mortgage and Mortgage Note and applicable law.  The related Mortgage Note is payable in monthly installments (A) of interest only during the 10-year period beginning on the date of the Mortgage Note and (B) principal and interest during the principal amortization period of at least 12 months so as to result in the complete amortization of the Revolving Credit Loan over the stated amortization period;

(x)

Adjustments. With respect to Revolving Credit Loans which are ARM Loans, the Note Rate and the Monthly Payment with respect to each Revolving Credit Loan is adjusted in accordance with the terms of the related Mortgage Note.  All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated.  Installments of interest on the Revolving Credit Loan are subject to change due to the adjustments to the Note Rate on each Interest Adjustment Date, with interest calculated and payable in arrears.  All Note Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid in accordance with state and local law has been properly paid and credited.  The related Mortgage Note does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, and with respect to ARM Loans, the Note Rate is subject to adjustment on each Interest Adjustment Date equal to the sum of the Index plus the applicable Gross Margin, subject to rounding, the Maximum Rate and Minimum Rate on each Interest Adjustment Date;

(y)

Due On Sale.  Except as noted otherwise on the Revolving Credit Loan Schedule, the related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the principal balance of such Revolving Credit Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(z)

Mortgaged Property Undamaged; No Condemnation.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Revolving Credit Loan or the use for which the premises were intended;

(aa)

Customary and Enforceable Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Revolving Credit Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Revolving Credit Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(bb)

Conformance With Underwriting Standards.  The Revolving Credit Loan was underwritten in accordance with the Underwriting Guidelines;

(cc)

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such Revolving Credit Loan application by an appraiser, duly appointed by the originator of such Revolving Credit Loan, who had no interest, direct or indirect, in the Mortgaged Property, or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such Revolving Credit Loan and who met the minimum qualifications of FNMA and FHLMC for appraisers.  Each appraisal of the Revolving Credit Loan was made in accordance with the relevant provisions of the Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Revolving Credit Loan was originated;

(dd)

Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor, but only from the proceeds of such sale;

(ee)

CLTV.  As of the date of origination, the Combined Loan-to-Value Ratio of such Revolving Credit Loan is as specified in the applicable Revolving Credit Loan Schedule;

(ff)

Occupancy of the Mortgaged Property.  The related Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(gg)

Supervision and Examination by a Federal or State Authority.  Each Revolving Credit Loan either was closed in the name of an entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is licensed, supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”), and was so at the time such Revolving Credit Loan was originated (Seller, or such other entity, the “Originator”);

(hh)

Adjustments. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Revolving Credit Loan have been made properly and in accordance with the provisions of such Revolving Credit Loan and applicable law;

(ii)

Insolvency Proceedings; Servicemembers Civil Relief Act.  The related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) the Revolving Credit Loan has not been modified as a result of the application of, and no Mortgagor has requested any relief allowed to such Mortgagor under, the Servicemembers Civil Relief Act or any similar law or regulation;

(jj)

FNMA/FHLMC Documents.  Such Revolving Credit Loan was closed on (i) standard FNMA or FHLMC documents or on such documents otherwise acceptable to them or (ii) such documents otherwise acceptable to the Purchaser as indicated by the Purchaser in writing;

(kk)

No Buydown; Payments.  No Revolving Credit Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Revolving Credit Loan is not a graduated payment mortgage loan and the Revolving Credit Loan does not have a shared appreciation or other contingent interest feature;

(ll)

The Assignment of Mortgage.  The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(mm)

No Advances.  Neither Seller nor Servicer has advanced funds or received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required to be paid by the Mortgagor under the related Revolving Credit Loan;

(nn)

Balloon Loans.  Unless otherwise disclosed in the Offering Materials or the Revolving Credit Loan Schedule, no Revolving Credit Loan has a balloon payment feature.  With respect to any Revolving Credit Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the proceeding Monthly Payment which is sufficient to amortize the remaining principal balance of the Revolving Credit Loan;

(oo)

Condominium Units/PUDs.  If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Underwriting Guidelines;

(pp)

No Construction Loans.  No Revolving Credit Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale of a Mortgaged Property that had been acquired by the Seller by foreclosure or deed in lieu of foreclosure;

(qq)

Acceptable Investment.  The Seller has no knowledge of any circumstances or condition with respect to the Revolving Credit Loan, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Revolving Credit Loan to be an unacceptable investment, cause the Revolving Credit Loan to become delinquent, or adversely affect the value or marketability of the Revolving Credit Loan;

(rr)

Simple Daily Interest. Interest on each Revolving Credit Loan is calculated on the simple interest method upon the average daily principal balance of Credit Line Advances outstanding during each Due Period, the actual number of days in such Due Period, and a 365-day year;

(ss)

Environmental Laws.  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.  No Mortgaged Property has been used for the storage, treatment or disposal of Hazardous Substances; no Hazardous Substances are present in, on or below any Mortgaged Property in such a manner or concentration as to violate any law or regulation; and, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance;

(tt)

Mortgagor Disclosure Statement.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and the Mortgage File includes such statements;

(uu)

The Collateral.  The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

(vv)

One- To Four-Family Residential Property.  The related Mortgaged Property consists of a single parcel of real property with a residential dwelling erected thereon which is of a type in accordance the characteristics set forth in the Underwriting Guidelines;

(ww)

No Commercial Purposes.  The Mortgaged Property is not used for commercial purposes nor is it a commercial/residential mixed-use property;

(xx)

Documentation.  The Revolving Credit Loan documentation complies with the Underwriting Guidelines;

(yy)

No Impairment of Insurance Coverage.  No action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of any Revolving Credit Loan has taken place on the part of any Person (including without limitation the Mortgagor, the appraiser, any builder or developer or any party involved in the origination of the Revolving Credit Loan) or in the application for any insurance relating to such Revolving Credit Loan that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for the Revolving Credit Loan;

(zz)

Collection Practices.  The origination and collection practices used with respect to the Revolving Credit Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Revolving Credit Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under the Mortgage or the Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(aaa)

No Graduated Payments or Contingent Interests.  The Revolving Credit Loan is not a graduated payment mortgage loan and the Revolving Credit Loan does not have a shared appreciation or other contingent interest feature;

(bbb)

Conversions.  The Mortgage and Mortgage Note with respect to any ARM Loan do not contain any provision permitting or requiring conversion from an adjustable interest rate to a fixed interest rate or from a fixed interest rate to an adjustable interest rate;

(ccc)

Servicing.  The Revolving Credit Loan has been serviced in accordance with the terms of the Mortgage and Mortgage Note;

(ddd)

No Blocked or Otherwise Prohibited Activity. (a) No Revolving Credit Loan or any related Mortgagor was or is (or would be if such Revolving Credit Loan was originated on the Purchase Date) subject to or in violation of the Patriot Act or of the stated prohibitions of Executive Order 13224; and (b) no Revolving Credit Loan involves a person (as such term is defined in such Executive Order) identified as a Specially Designated National (“SDN”) or any other similar designation by the Office of Foreign Asset Control or any other federal agency with similar charge or jurisdiction;

(eee)

Single Premium Credit Life Insurance.  No Mortgagor was required to purchase any credit life, disability, accident or health insurance  product as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance  policy in connection with the origination of the Revolving Credit Loan.  No proceeds from any Revolving Credit Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Revolving Credit Loan;

(fff)

Credit Reporting.  The Seller has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

(ggg)

Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Revolving Credit Loan has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Revolving Credit Loan or, in the application of any insurance in relation to such Revolving Credit Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Revolving Credit Loan;

(hhh)

Predatory Lending Regulations; High Cost Loans. None of the Revolving Credit Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, or “covered”, loans under any other applicable state, federal or local law.  Each Revolving Credit Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide;

(iii)

Georgia Loans. No Revolving Credit Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   No Revolving Credit Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(jjj)

New York Loans. No Revolving Credit Loan is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

(kkk)

Arkansas Loans. No Revolving Credit Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(lll)

Kentucky Loans.  No Revolving Credit Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(mm)

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with FNMA guidelines for such trusts;

(nnn)

FICO Scores. Each Revolving Credit Loan has a non-zero FICO score.  No Revolving Credit Loan has a Mortgagor with a FICO Score of less than 500;

(ooo)

Recordation.  Each original Mortgage was recorded and, except for those Revolving Credit Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ppp)

Higher Cost Products.  No Mortgagor was encouraged or required to select a Revolving Credit Loan product offered by the Revolving Credit Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Revolving Credit Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Revolving Credit Loan’s originator or any affiliate of the Revolving Credit Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Revolving Credit Loan’s originator, the Revolving Credit Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(qqq)

Texas Home Equity Loans.  With respect to any Revolving Credit Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Revolving Credit Loan have been complied with.  Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Revolving Credit Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution;

(rrr)

Mortgagor Disclosure and Acknowledgment. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Revolving Credit Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  The Seller shall maintain such statement in the Mortgage File;

(sss)

Prepayment Fee. With respect to each Revolving Credit Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Servicer, and each prepayment penalty in permitted pursuant to federal, state and local law. No Revolving Credit Loan will impose a prepayment penalty for a term in excess of five years from the date such Revolving Credit Loan was originated.  Except as otherwise set forth in the related Revolving Credit Loan Schedule, with respect to each Revolving Credit Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Note Rate on the amount prepaid in excess of 20% of the original principal balance of such Revolving Credit Loan.  With respect to any Revolving Credit Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, prior to the Transfer Date, the Servicer or any servicer of the Revolving Credit Loan shall not have imposed such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(ttt)

Predatory Lending: No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable;

(uuu)

Massachusetts Loans:  No Mortgage Loan is a "High-Cost Home Mortgage Loans" as defined in the Massachusetts Predatory Home Loan Practices Act, which became effective November 7, 2004; and

(vvv)

Indiana Loans:  No Mortgage Loan is a "High Cost Home Loans" as defined in the Indiana Home Loan Practices Act, which became effective January 1, 2005.

EXHIBIT A

CERTAIN DEFINED TERMS

“Covered Loan”:  A Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

“High Cost Loan”:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.  For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during a Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”:  As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust on such date, included as part of the Mortgage Loan Schedule at Exhibit A (including the Prepayment Charge Summary attached thereto).  The Prepayment Charge Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Prepayment Charge:

(i)

the Mortgage Loan identifying number;

(ii)

a code indicating the type of Prepayment Charge;

(iii)

the state of origination of the related Mortgage Loan;

(iv)

the date on which the first Scheduled Payment was due on the related Mortgage Loan;

(v)

the term of the related Prepayment Charge; and

(vi)

the Scheduled Principal Balance of the Mortgage Loan as of

the Cut-off Date or the Subsequent Cut-off Date, as applicable.

Such Prepayment Charge Schedule shall be amended from time to time by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller.

“Servicer Prepayment Charge Payment Amount”:  The amount payable by the Servicer in respect of any impermissible waiver by the Servicer of a Prepayment Charge pursuant to the Servicing Agreement.

“Standard & Poor’s Glossary”:  The Standard & Poor’s LEVELS Glossary, as may be in effect from time to time.